EXHIBIT 32.2
STATEMENT OF CHIEF FINANCIAL OFFICER
OF ADAMS RESPIRATORY THERAPEUTICS, INC.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of Adams Respiratory Therapeutics, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, David P. Becker, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David P. Becker
David P. Becker
Chief Financial Officer Adams Respiratory Therapeutics, Inc. November 14, 2006